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                                                                   Exhibit 10.22

                              SEVERANCE AGREEMENT
                              -------------------


                           _________________________

                           Amendment and Restatement
                           _________________________



     WHEREAS, on December 14, 1993, First Federal Savings Bank (the "Bank") entered into a Severance Agreement (the "Agreement") with Brenda M. Baswell (the "Employee"); and

     WHEREAS, the Board of Directors of the Bank and the Employee have determined that it is in their respective best interests to amend and restate the Agreement in the manner set forth herein;

     NOW, THEREFORE, the Agreement shall be amended and restated as follows, with such amendment and restatement to become effective as of January 1, 1996 (the "Effective Date"):

     1.   Payment in the Event of Change in Control.
          -----------------------------------------

     (a) If the Employee's employment is terminated by the Bank, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in control of the Bank or FirstFed Bancorp, Inc., the holding company for the Bank (the "Company"), the Employee shall be paid an amount equal to the difference between
(i) the product of 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days of such termination. The term "change in control" shall mean (1) the ownership, holding or power to vote more than 25% of the Bank's or Company's voting stock, (2) the control of the election of a majority of the Bank's or Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2), and (3) hereof, ownership or control of the Bank by the Company itself shall not constitute a change in control), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     (b) The Employee may voluntarily terminate his or her employment under this Agreement within twelve (12) months following a change in control of the Bank or the Company, and the Employee shall thereupon be entitled to receive the payment described in Section 1(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his or her personal residence, or perform his or her principal executive functions, more than thirty-five (35) miles from his or her primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation (i.e., a reduction of more than
                                               ----
10%) as in effect on the date of the change in control or as the same may be increased from time to time; (iii)
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the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to her under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by her at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities other than those normally associated with his or her position as referenced in the recitals introducing this Agreement; (v) a failure to reelect the Employee to the Board of Directors of the Bank if she is serving on the Board on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his or her employment with the Bank.

     2.   Term.  This Agreement shall remain in effect for the period commencing
          ----
on the Effective Date and ending on the earlier of (i) the date thirty-six (36) months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Bank under any of the circumstances described in Paragraphs 1(a) or (b) hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Bank determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

     3.   Termination or Suspension Under Federal Law.
          -------------------------------------------

          (a) Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

          (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

          (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

          (d) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

          (e) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless

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stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

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     4.   Expense Reimbursement.
          ---------------------

          In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgment by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank and the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     5.   Successors and Assigns.
          ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

          (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his or her rights or duties hereunder without first obtaining the written consent of the Bank.

     6.   Amendments.  No amendments or additions to this Agreement shall be
          ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     7.   Applicable Law.  Except to the extent preempted by Federal law, the
          --------------
laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     8.   Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     9.   Entire Agreement.  This Agreement, together with any understanding or
          ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                 FIRST FEDERAL SAVINGS BANK

                                        By:_____________________________________
Secretary                               Its:____________________________________


________________________________________________________________________________
                                                       Employee

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